SCHEDULE 14A
                                (RULE 14A-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
            SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                 DOTRONIX, INC.
                (Name of Registrant as Specified in Its Charter)
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to exchange Act Rule 0-11:1

(4) Proposed maximum aggregate value of transaction:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, schedule or registration statement no.:

(3) Filing party:

(4) Date filed:

1 Set forth the amount on which the filing fee is calculated and state how it was determined.

                                DOTRONIX, INC.
                            160 FIRST STREET S.E.
                        NEW BRIGHTON, MINNESOTA 55112

                           NOTICE OF ANNUAL MEETING

To the Shareholders of Dotronix, Inc.:

     Notice is hereby given that the annual meeting of shareholders of Dotronix, Inc. (the "Company") will be held at 3:30 p.m. on Wednesday, November 8, 1995, on the sixth floor of the Minneapolis Marriott City Center, Minneapolis, Minnesota, for the following purposes:

     1. To elect a Board of Directors for the ensuing year and until their successors are elected.

     2. To consider and act upon a proposed amendment to the Company's 1989 Stock Option and Restricted Stock Plan to increase the number of shares available thereunder from 250,000 to 500,000.

     3. To consider and act upon proposed amendments to the Company's Nonemployee Director Stock Option Plan to (a) provide for an automatic annual grant of 500 shares to each nonemployee director, and (b) extend the term of the plan to coincide with the term of the Company's 1989 Stock Option and Restricted Stock Plan.

     4. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending June 30, 1996.

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on September 28, 1995 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

     A copy of the Company's Annual Report to Shareholders is included with this mailing, which is being first made on approximately the date shown below.

     We encourage you to take part in the affairs of your Company either in person or by executing and returning the enclosed proxy.

                                    By Order of the Board of Directors

                                    Warren M. White, Secretary

Dated: October 6, 1995

        IF YOU ARE UNABLE TO ATTEND THIS MEETING, YOU ARE URGED TO DATE
          AND SIGN THE ENCLOSED PROXY AND TO RETURN IT IN THE POSTAGE-
             PAID ENVELOPE ENCLOSED HEREWITH FOR YOUR CONVENIENCE.

                                PROXY STATEMENT

     The annual meeting of shareholders of Dotronix, Inc. (the "Company"), 160 First Street S.E., New Brighton, Minnesota 55112, will be held at 3:30 p.m. on Wednesday, November 8, 1995, on the sixth floor of the Minneapolis Marriott City Center, Minneapolis, Minnesota, for the purposes set forth in the Notice of Annual Meeting. The accompanying form of proxy for use at the meeting and any adjournments thereof is solicited by the Board of Directors of the Company and may be revoked by written notice to the Secretary of the Company at any time prior to its exercise, by voting in person at the meeting, or by giving a later dated proxy at any time before voting. Shares represented by a proxy will be voted in the manner directed by a shareholder. If no direction is made, the proxy will be voted for the election of the nominees for directors named and for the other proposals described in this Proxy Statement. Abstentions and broker non-votes will be counted as present or represented at the Annual Meeting for purposes of determining whether a quorum exists. Abstentions and broker non-votes with respect to any matter brought to a vote at the Annual Meeting will be treated as shares present but not voted for purposes of determining whether the requisite vote has been obtained. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders commencing on or about October 6, 1995.

     All expenses in connection with the solicitation of this proxy will be paid by the Company, including the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners. In addition to solicitation by mail, officers, directors and regular employees of the Company who will receive no extra compensation for their services may solicit proxies by telephone, telegraph or personal calls.

     The Board of Directors knows of no other matters that may be brought before the meeting. However, if any other matters are properly brought before the meeting, persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

     Only the holders of the Company's Common Shares whose names appear of record on the Company's books at the close of business on September 28, 1995 will be entitled to vote at the annual meeting. At the close of business on September 28, 1995, the Company had 4,176,885 Common Shares (the Company's only voting securities) outstanding and entitled to vote. Each share of such stock entitles the holder thereof to one vote upon each matter to be voted upon.

     The following table sets forth, as of the record date for the meeting, certain information with respect to beneficial share ownership by the directors and nominees individually, by all officers and directors as a group, and by all persons known to management to own more than 5% of the Company's outstanding Common Shares. Except as otherwise indicated, the shareholders listed below have sole investment and voting power with respect to their shares.

                                      NUMBER
                                     OF SHARES      PERCENT OF
NAME OF                            BENEFICIALLY    OUTSTANDING
BENEFICIAL OWNER                       OWNED          SHARES

William S. Sadler
160 First Street S.E.
New Brighton, MN 55112               1,046,207(1)     24.40%

Ray L. Bergeson                         13,500(2)      0.32%

Robert J. Snow                          13,796(2)(3)   0.33%

Edward L. Zeman                         13,500(2)      0.32%

L. Daniel Kuechenmeister                 5,000(4)      0.12%

Dimensional Fund Advisors, Inc.
1299 Ocean Avenue
Santa Monica, CA 90401                 218,500         5.23%

All officers and directors
 as a group (8 persons)              1,121,570(5)     25.80%


(1) Includes 262,089 shares owned directly by Mr. Sadler, 659,800 shares owned by Minnesota River Aviation, Inc., of which Mr. Sadler is President and sole shareholder, 12,800 shares owned by Mr. Sadler's wife, and 111,518 shares underlying stock options and warrants exercisable within 60 days.

(2)  Includes 12,500 shares underlying stock options exercisable within 60 days.

(3)  Includes 200 shares owned by Mr. Snow's wife.

(4)  Includes 5,000 shares underlying stock options exercisable within 60 days.

(5) Includes 80,941 shares and 90,000 shares underlying stock options and warrants, respectively, exercisable within 60 days.

                             ELECTION OF DIRECTORS

     The Board of Directors has recommended that the number of directors to be elected for the coming year be set at five. The Board of Directors recommends that the shareholders elect the nominees named below as directors of the Company for the ensuing year and until their successors are elected and have qualified. The persons named in the enclosed form of proxy intend to vote for the election of the five nominees listed below. Each nominee is presently a director of the Company. Each nominee has indicated a willingness to serve, but in the event any one or more of such nominees for any reason should not be available as a candidate for director, votes will be cast pursuant to authority granted by the enclosed proxy for such other candidate or candidates as may be nominated by management. The Board of Directors knows of no reason to anticipate that all of the nominees will not be a candidate at the meeting.


NAME                      CURRENT POSITION WITH THE COMPANY    AGE

William S. Sadler         President, Treasurer and Director     69

Ray L. Bergeson           Director                              69

Robert J. Snow            Director                              75

Edward L. Zeman           Director                              40

L. Daniel Kuechenmeister  Director                              65

     William S. Sadler, founder of the Company, has been President, Treasurer and a director since the Company's organization in November 1980. Prior to founding the Company, Mr. Sadler was President of the Video Display Division of Audiotronics Corporation from 1978 through 1980 and Chief Executive Officer of the Ball Electronic Display Division (formerly Miratel Electronics, Inc.) of Ball Corporation from 1955 through 1976. From 1976 to 1978, Mr. Sadler managed his personal real estate interests. In his positions with Audiotronics Corporation and Ball Corporation, Mr. Sadler had overall responsibility for the development, manufacturing and marketing of CRT displays and CCTV monitors. Mr. Sadler also is president of Dynetic Systems Company, a manufacturer of precision motors and a division of Minnesota River Aviation, Inc., of which Mr. Sadler is sole shareholder.

     Ray L. Bergeson has been a director of the Company since 1987. Mr. Bergeson was employed by Honeywell, Inc. from 1952 through 1988. From 1985 until his retirement at the end of 1988, he was the chief engineer for the engineering design automation systems department of the Military Avionics Division. From 1978 to 1985, Mr. Bergeson was a program manager responsible for the development and implementation of computer-aided design systems for the Military Avionics Division. Mr. Bergeson holds a degree in electrical engineering from Purdue University. Since his retirement, Mr. Bergeson has performed consulting work in the area of CAD-CAM system development and strategic planning.

     Robert J. Snow has been a director of the Company since 1988. Mr. Snow is currently chairman of the board of the American Artstone Company, a manufacturer of architectural precast concrete, and previously served as vice president and a director from 1965 to 1989. He also was the owner of Snow-Larson, Inc., manufacturers' representatives, and served as president from 1968 to 1987 and chairman of the board until 1990. Mr. Snow served as vice president and a director of Construction Midwest, Inc., a distributor of wholesale building materials, from 1972 to 1987. Mr. Snow holds a master's degree in architecture from Harvard University.

     Edward L. Zeman has been a director of the Company since 1990. Mr. Zeman is currently Executive Vice President and Chief Financial Officer of ARM Financial Group, Inc., a financial services company headquartered in Louisville, Kentucky. From 1990 until August 1995, Mr. Zeman was Chief Operating and Financial Officer, Treasurer and Vice President for SBM Company, a financial services company that was acquired by ARM Financial Group, Inc. in June 1995. Prior to June 1990, Mr. Zeman was an audit manager for Deloitte & Touche in Minneapolis, Minnesota since before 1985. Mr. Zeman is a certified public accountant and has a B.S. degree in accounting from the University of Minnesota.

     L. Daniel Kuechenmeister has been a director of the Company since 1994. Mr. Kuechenmeister was employed by Honeywell, Inc. in various management positions from 1956 through 1990. From 1984 until his retirement in 1990 he was Manager of Contracts for the Inertial Components Business Area. Since his retirement he has consulted in the areas of contract negotiations and utilities auditing and taught classes in government contract negotiations as an adjunct professor at the University of St. Thomas, St. Paul, Minnesota. He is currently President of the Board of Merrick Companies, Inc., a non-profit social services entity. Mr. Kuechenmeister holds a B.A. degree from the University of Minnesota.

     During the year ended June 30, 1995, the Board of Directors held eight meetings. Mr. Sadler and Mr. Snow attended all eight meetings. Mr. Bergeson and Mr. Zeman attended seven and five meetings respectively. Mr. Kuechenmeister attended all four meetings subsequent to his election as a Director. The Company's Board also acts from time to time by unanimous written consent in lieu of meetings.

     The Board of Directors has two standing committees, the Audit Committee and the Stock Option Committee. The Audit Committee reviews and makes recommendations to the Board of Directors with respect to designated financial and accounting matters. The Stock Option Committee administers the Company's 1989 Stock Option and Restricted Stock Plan.

     During the year ended June 30, 1995, the members of the Audit Committee were Mr. Bergeson, Mr. Snow and Mr. Zeman. The Audit Committee held three meetings during such year. Mr. Bergeson and Mr. Snow attended all three meetings and Mr. Zeman attended two meetings.

     During the year ended June 30, 1995, the members of the Stock Option Committee were Mr. Bergeson, Mr. Snow and Mr. Zeman. The Stock Option Committee held three meetings during such year. Mr. Snow attended all three meetings and Mr. Bergeson and Mr. Zeman attended two and one meeting respectively.

                             EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE. The following table summarizes the total compensation earned or paid for services rendered by William S. Sadler, the Chief Executive Officer of the Company, during each of the years ended June 30, 1995, 1994 and 1993 and Michael J. Hopkins, Vice President during the years ended June 30, 1995 and 1994. No other officer of the Company had a total annual salary and bonus exceeding $100,000 for the year ended June 30, 1995.

                                                                          LONG-TERM COMPENSATION
                                      ANNUAL COMPENSATION                   AWARDS            PAYOUTS
                                                        OTHER       RESTRICTED
                                                       ANNUAL          STOCK      OPTIONS     LTIP(1)      ALL OTHER
NAME AND PRINCIPAL             SALARY     BONUS     COMPENSATION     AWARDS(3)    GRANTED     PAYOUTS   COMPENSATION(2)
    POSITION          YEAR      ($)        ($)           ($)            (#)         (#)         ($)           ($)
William S. Sadler     1995    180,000    150,000          0                0       21,518        0           1,500
 President (Chief     1994    180,000     34,027          0                0            0        0           1,800
 Executive Officer)   1993    162,073     34,027          0                0       21,518        0           1,621
 and Chairman
Michael J. Hopkins    1995    100,000     16,585          0                0       47,000        0               0
 Vice President       1994     83,716          0          0           10,000            0        0               0

(1)  Long-Term Incentive Plan.

(2)  Employer matching contributions to 401(k) savings plan.

(3) Shares were awarded under an employment contract dated August 31, 1993 and were restricted as to transferability during the first year of employment. All restrictions were removed September 1, 1994.

     STOCK OPTION GRANTS IN LAST FISCAL YEAR. The following table sets forth information concerning the grant of stock options to each person named in the "Summary Compensation Table" above during the year ended June 30, 1995.

                      NUMBER OF      % OF TOTAL
                     SECURITIES       OPTIONS
                     UNDERLYING      GRANTED TO
                       OPTIONS       EMPLOYEES      EXERCISE       EXPIRATION
       NAME            GRANTED     IN FISCAL YEAR     PRICE           DATE

William S. Sadler      21,518           17.4%        $2.544        June 14, 2000

Michael J. Hopkins     15,000                        $1.125    September 1, 2004
                       30,000                        $1.063      October 6, 2004
                        2,000                        $2.313        June 14, 2005
                       47,000           38.0%


     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES. The following table sets forth information concerning the exercise of stock options by each person named in the "Summary Compensation Table" above during the year ended June 30, 1995, and the value of all exercisable and unexercisable options at June 30, 1995.

                                                                                    VALUE OF UNEXERCISED
                        SHARES                      NUMBER OF UNEXERCISED               IN-THE-MONEY
                       ACQUIRED       VALUE       OPTIONS AT JUNE 30, 1995       OPTIONS AT JUNE 30, 1995(1)
                     ON EXERCISE    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
       NAME              (#)           ($)          (#)             (#)             ($)             ($)
William S. Sadler       21,518       31,900        21,518          32,277          20,011          24,768

Michael J. Hopkins           0            0             0          47,000               0          75,859


(1) Value of unexercised in-the-money options equals fair market value of the shares underlying such options at June 30, 1995 ($2.75 per share) less the exercise price, times the number of in-the-money options outstanding.

     COMPENSATION OF DIRECTORS. Directors of the Company who are not employees of the Company are compensated at the rate of $4,000 per fiscal year and $400 per Board meeting attended during a fiscal year in excess of four such meetings. In addition, nonemployee directors participate in the Dotronix, Inc. Nonemployee Director Stock Option Plan (the "Director Option Plan"), which was approved by shareholders in 1991. Each nonemployee director of the Company is eligible to participate in the Director Option Plan. Under the Director Option Plan, an initial option to purchase 5,000 shares (1) was granted automatically immediately following the Company's 1991 annual meeting of shareholders to each eligible director, and (2) will be granted automatically immediately following each meeting of the Company's shareholders or Board of Directors thereafter to each eligible director, if any, who is elected to the Board of Directors for the first time at such meeting. In addition, an option to purchase 2,500 shares will be granted automatically on an annual basis immediately following each annual meeting of the Company's shareholders to each eligible director in office who previously received an initial grant as described in the preceding sentence. All options granted under the Director Option Plan have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, determined in accordance with the Director Option Plan, and become exercisable six months after the date of grant (or immediately in the event of the death of the holder thereof). The option exercise price is payable in cash. Options granted under the Director Option Plan are intended to be "nonqualifed options" under the Internal Revenue Code of 1986, as amended. Pursuant to the Director Option Plan, during the year ended June 30, 1995, Mr. Bergeson, Mr. Snow and Mr. Zeman each was automatically granted an option to purchase 2,500 shares of the Company's Common Stock at $1.3125 per share, and Mr. Kuechenmeister was automatically granted an option to purchase 5,000 shares of Common Stock at the same price per share. No options granted under the Director Option Plan have been exercised.

     The Director Option Plan is proposed to be amended. See "Proposed Amendments to Nonemployee Director Stock Option Plan" elsewhere herein.

     EMPLOYMENT CONTRACTS. Mr. Sadler is employed by the Company through June 30, 1998 under an amended and restated employment agreement approved by the independent directors. The agreement provides for an annual base salary of $180,000 per year, subject to annual salary adjustments equal to the average annual salary adjustment of all Company employees (but not to decrease to less than $180,000). The agreement also provides for Mr. Sadler to be paid a bonus of $150,000 in each of fiscal years 1995, 1996, 1997 and 1998; provided, that the bonus in any one year cannot exceed 20% of corporate pre-tax earnings before the payment of such bonus. If the bonus is restricted by this 20% limitation in one year, it will be made up in a subsequent year, provided that the sum of the bonus payments does not exceed 20% of corporate pre-tax earnings before the payment of such bonuses. At Mr. Sadler's option, up to 50% of the foregoing bonus for any fiscal year may be paid in the form of warrants to purchase Company Common Stock having an exercise price of $1.00 per share and a term of three years from the date of issuance, on the basis of one such warrant for each dollar of bonus compensation paid in the form of warrants. The agreement also provides for the payment of a one-time cash incentive award of $125,000 on July 31, 1998, if specified corporate goals are met, and for the payment of severance benefits of up to the remaining base salary due under the agreement if Mr. Sadler's employment is terminated under specified circumstances.

                    PROPOSED AMENDMENT TO 1989 STOCK OPTION
                           AND RESTRICTED STOCK PLAN

PROPOSED AMENDMENT

     In 1989 the Board of Directors and shareholders of the Company approved the Company's 1989 Stock Option and Restricted Stock Plan (the "Employee Option Plan"). The terms of the Employee Option Plan are described in detail below under "-- Description of Employee Option Plan."

     Under the Employee Option Plan, stock options and stock grants may be made at any time and from time to time through September 11, 1999. Under the Employee Option Plan as presently in effect, options and grants covering up to 250,000 shares of the Company's Common Stock may be made. Through June 30, 1995, options and grants covering 197,939 shares had been made under this plan (not including options granted conditional upon approval of the proposed amendment to the plan), leaving only 52,061 additional shares available for grants through September 11, 1999.

     The Company's Stock Option Committee has granted options to a broad base of employees on a regular basis under this plan since its inception. At June 30, 1995, a total of 140 employees held options granted under the plan. The Company's Board of Directors believes that these options provide an effective non-cash means for providing an incentive to this broad base of employees to contribute to the success of the Company. The Stock Option Committee also has on occasion utilized restricted stock awards in hiring desired employees. However, since only a limited number of shares remains available under this plan as presently in effect, these stock option grants and restricted stock awards will have to be discontinued unless the plan is amended to increase the number of shares available.

     The Board of Directors believes that it is in the best interests of the Company and its shareholders for the Stock Option Committee to be able to continue making these stock option grants and restricted stock awards. The Board of Directors therefore has approved an amendment to the plan increasing the number of shares available thereunder from 250,000 to 500,000, and it recommends that shareholders vote FOR the proposed amendment. This proposal requires an affirmative vote of the shareholders of a majority of the voting power present and entitled to vote in order to be approved.

DESCRIPTION OF EMPLOYEE OPTION PLAN

     General. The purpose of the Employee Option Plan is to aid in maintaining and developing personnel capable of assuring the future success of the Company, to provide such personnel with an incentive to contribute to the future success of the Company, and to afford them an opportunity to acquire an ownership interest in the Company through stock options or restricted stock awards. Options granted under the plan may be either incentive stock options ("ISOs") intended to qualify for favorable tax treatment under the Internal Revenue Code of 1986, as amended (the "Code"), or as options which do not so qualify ("non-ISOs"). Up to 250,000 shares are available under the plan, which number is proposed to be increased to 500,000.

     The Employee Option Plan is administered by a committee of three or more members of the Board of Directors (the "Committee"). The Committee members may not be officers or employees of the Company. The Committee has the authority to determine the terms of option exercise, the number and type of options granted to each eligible employee, the exercise price for Common Stock covered by the options and other administrative and plan interpretation matters as provided in the plan. The Committee also has the authority to determine the terms and conditions upon which restricted stock awards will be granted to eligible employees.

     Eligibility. Only full or part-time employees of the Company or any of its subsidiaries, including officers and directors, are eligible under the Plan to receive ISOs. Consultants or other independent contractors who provide valuable service to the Company or any of its subsidiaries are eligible to receive non-ISOs and restricted stock awards. In determining the eligible persons to whom options and restricted stock awards will be granted and the number of options and restricted stock awards to be granted, the Committee may take into account, among other things, the nature of any services rendered by such persons and their present and future potential contributions to the success of the Company.

     Alternative Stock Appreciation Rights. At the time of grant of an option under the Employee Option Plan (or at any time thereafter as to options which are non-ISOs) the Committee may, in its discretion, grant to the holder of such option an alternative Stock Appreciation Right ("SAR") for all or any part of the number of shares covered by the holder's option. Any such SAR may be exercised as an alternative to, but not in addition to, an option granted under the plan, and any exercise of an SAR shall reduce the corresponding option by the same number of shares as to which the SAR is exercised. The time period in which an SAR must be exercised will be specified in the SAR at the time the SAR is granted. If an SAR is granted for a number of shares less than the total number of shares covered by the corresponding option, the Committee may later (as to options which are non-ISOs) grant to the optionholder an additional SAR covering additional shares, provided that the aggregate amount of SARs held by any optionholder shall at no time exceed the total number of shares covered by the optionholder's unexercised options.

     The holder of an SAR which by its terms is then exercisable may, in lieu of exercising his or her option, elect to exercise the SAR. An optionholder wishing to exercise an SAR must provide the Company with written notice stating that the optionholder elects to exercise the SAR, the number of shares as to which the SAR is being exercised, and the portion, if any, of the SAR exercise amount (hereinafter defined) the holder requests to be paid to him or her in cash and in Common Stock, respectively. The Committee shall promptly cause to be paid to such holder the SAR exercise amount either in cash, in Common Stock of the Company, or in any combination thereof as the Committee may determine. The SAR exercise amount is the excess of the fair market value of one share of the Company's Common Stock on the date of exercise over the per share exercise price for the option in respect of which the SAR was granted, multiplied by the number of shares as to which the SAR is exercised. All provisions of the Employee Option Plan applicable to options apply with equal effect to an SAR.

     Through June 30, 1995, no SARs had been granted under the Employee Option Plan.

     Option Exercise Price. The Employee Option Plan requires the option exercise price for each ISO to be at least equal to the fair market value of the Common Stock on the date the ISO is granted, determined in a manner specified in the plan; provided, that ISOs granted to 10% holders of the Company's Common Stock must have an exercise price at least equal to 110% of such fair market value. The option price for non-ISOs shall be determined by the Committee but cannot be less than 50% of the fair market value of the Common Stock on the date of grant. The plan provides for adjustment in shares reserved under the Plan and outstanding options, SARs and option exercise prices upon a change in the Company's outstanding Common Stock through merger, consolidation, reorganization, stock dividends, stock split, combination of shares, exchange of shares or otherwise to avoid dilution or enlargement of an option or SAR.

     Option Term And Vesting; Exercise. The term of any option or SAR may be specified by the Committee but in no case may exceed ten years from the date of grant in the case of ISOs (five years in the case of ISOs granted to 10% holders) and associated SARs or 15 years in the case of non-ISOs and associated SARs. Options and SARs become exercisable in whole or in part at stated times determined by the Committee at the time of grant. An optionholder electing to exercise an option under the Employee Option Plan must provide the Company with written notice stating the number of options exercised, accompanied by payment of the exercise price in accordance the plan.

     Transfer Restrictions and Option Termination. Options granted under the Employee Option Plan are not transferable in any manner except by will or the laws of descent and distribution and, during the lifetime of the optionholder, are exercisable only by the optionholder; provided, that if the optionholder becomes disabled, his or her options may be exercised by the optionholder or his or her personal representative, guardian, or administrator. If an optionholder ceases employment with the Company or its subsidiaries for any reason other than for serious misconduct, the optionholder may exercise the option at such time after termination of employment as may be specified in the applicable option agreement, provided that no option may be exercised after its term has expired. If an optionholder ceases employment with the Company or its subsidiaries by reason of his or her serious misconduct during the course of his or her employment, the option terminates on the date of the misconduct.

     Amendment or Discontinuation of the Plan. The Board of Directors may amend or terminate the Employee Option Plan at any time. No amendment of the plan, however, shall without shareholder approval (i) increase the maximum number of shares under the plan; (ii) decrease the minimum option price; (iii) extend the maximum option term; or (iv) modify the eligibility requirements for participation in the plan. The Board may not alter or impair any option granted under the plan without the consent of the optionholder.

     Restricted Stock Awards. Under the Employee Option Plan, the Committee also has the authority to grant, in its discretion, restricted stock awards. Awards of such restricted shares of Common Stock are subject to forfeiture in the event the employee does not remain in the continuous employment of the Company for a restricted period determined by the Committee. The restricted period need not be the same for all shares subject to a restricted stock award, and the restrictions will lapse as determined by the Committee. The Committee may, in its discretion, also set forth performance or other conditions which will subject the shares to forfeiture and transfer restrictions.

     Restricted stock awards are granted pursuant to agreements approved by the Committee which set forth the restricted period during which the grantee must remain in the employment of the Company and any other conditions which must be satisfied in order for the restrictions to lapse. At the time a restricted stock award is granted, a certificate representing the number of shares subject to the award is registered in the name of the grantee, but the certificate is held by the Company until the end of the restricted period. The grantee has all the rights of a shareholder in such shares, including the right to receive dividends and vote the shares. The grantee is prohibited, however, from transferring the shares during the restricted period. Upon expiration of the restricted period and the satisfaction of any other conditions, the grantee is entitled to delivery of the certificate representing the shares subject to the restricted stock award. If the grantee has not remained employed by the Company throughout the restricted period or other conditions are not fulfilled, the grantee's shares are forfeited and all of the grantee's rights in the shares are terminated. The Committee may, in its discretion, waive all or any part of the restrictions applicable to shares subject to any or all outstanding restricted stock awards.

     Income Tax Withholding and Tax Bonuses. Under the terms of the Employee Option Plan, optionholders exercising non-ISOs or grantees, upon the grant of a restricted stock award or the lapse of restrictions relating to such awards, may, subject to the discretion of the Committee and such terms and conditions as it may adopt, surrender Common Stock of the Company to the Company to satisfy federal and state tax withholding obligations. Such shares of Common Stock may be either shares received upon exercise of the option, shares received upon the lapse of the restrictions related to a restricted stock award, or other shares previously owned by the optionholder or grantee. Under the plan, the Committee may also grant, subject to its discretion and such rules as it may adopt, a tax bonus to an optionholder or a grantee of a restricted stock award, in an amount determined by the Committee.

                       PROPOSED AMENDMENTS TO NONEMPLOYEE
                           DIRECTOR STOCK OPTION PLAN

PROPOSED AMENDMENTS

     In 1991 the Board of Directors and shareholders of the Company approved the Company's Nonemployee Director Stock Option Plan (the "Director Option Plan"). The terms of the Director Option Plan are described in detail below under "-- Description of Director Option Plan."

     Under the Director Option Plan, each new nonemployee director of the Company receives an automatic grant of an option to purchase 5,000 shares of the Company's Common Stock immediately after the first shareholder meeting or Board meeting at which such director is elected, and each continuing director receives an automatic grant of an option to purchase 2,500 shares of the Company's Common Stock immediately after each annual shareholder meeting at which such director is reelected. The exercise price of all options granted under the plan is equal to the fair market value at the date of grant of the shares covered by the options, determined as set forth in the plan. By its present terms, the plan expires on December 11, 1996.

     Subject to shareholder approval, the Board of Directors has approved two amendments to the Director Option Plan. Under the first amendment, in addition to the initial and annual stock option grants referred to above, on the applicable option grant dates each director would receive an automatic grant of 500 shares of the Company's Common Stock. No shares so granted would be subject to transfer (other than by will or by the laws of descent and distribution) prior to six months after the date of grant, and no such shares could be transferred or disposed of except in compliance with applicable federal and state securities laws.

     The Board of Directors believes that this first proposed amendment is desirable and in the best interests of the Company and its shareholders both to ensure that nonemployee directors have an ongoing, direct and substantial economic interest in the Company and to supplement the cash compensation received by nonemployee directors, thus enhancing the Company's ability to attract and retain qualified outside directors. Although certain of the Company's current nonemployee directors have purchased shares of the Company's Common Stock on the open market, they are not required to do so, and none of these directors has yet exercised options granted to them under the Director Option Plan. The proposed automatic grants of shares to nonemployee directors would ensure that these directors have a direct stake in the success of the Company.

     Under the second proposed amendment to the Director Option Plan, the term of the plan would be extended from December 11, 1996 to September 11, 1999. The purpose of this amendment is to make the termination date of the Director Option Plan coincide with the termination date of the Company's Employee Option Plan, thus enabling the Board and shareholders to consider the extension, replacement or discontinuation of these two plans at the same time. The Board of Directors believes that it will be appropriate and in the best interests of the Company and its shareholders for these two stock-based plans to be considered in conjunction with one another.

     For the foregoing reasons, the Board of Directors recommends that shareholders vote FOR the proposed amendments to the Director Option Plan described above. This proposal requires an affirmative vote of the shareholders of a majority of the voting power present and entitled to vote in order to be approved.

DESCRIPTION OF DIRECTOR OPTION PLAN

     A total of 100,000 shares of the Company's Common Stock are reserved for issuance under the Director Option Plan. Each director of the Company is eligible to participate in the plan unless such director is an employee of the Company or any subsidiary of the Company. Under the plan, an initial option to purchase 5,000 shares is granted automatically on the first business day immediately following each meeting of the Company's shareholders or Board of Directors to each eligible director, if any, who is elected to the Board of Directors for the first time at such meeting. In addition, an option to purchase 2,500 shares is granted automatically on an annual basis on the first business day immediately following each annual meeting of the Company's shareholders to each eligible director in office on such date who previously has received an initial grant as described in the preceding sentence.

     All options granted under the Director Option Plan have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, determined in accordance with the plan, and become exercisable six months after the date of grant (or immediately in the event of the death of the holder thereof). The option exercise price is payable in cash. The options expire ten years from the date of grant (subject to earlier termination in the event of death) and are not transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order.

     If an optionee dies prior to the time that an option is fully exercised, an option may be exercised at any time within one year after such optionee's death (unless the option expires). The Board of Directors may suspend, discontinue, revise or amend the Director Option Plan at any time, but may not, without shareholder approval, make any amendments or revisions that (i) absent shareholder approval, would cause Rule 16b-3 under the Securities Exchange Act of 1934 to become unavailable with respect to the plan, or (ii) require the approval of the Company's shareholders under any rules or regulations of the National Association of Securities Dealers, Inc. or any securities exchange that are applicable to the Company. The Board of Directors may not alter or impair any option granted under the plan without the consent of the holder of the option.

     Under the Director Option Plan, appropriate adjustments in the plan and in outstanding options will be made in the event of changes in the Company's Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in corporate structure. Options granted under the plan are intended to be "nonqualified options." i.e., options which do not meet the requirements of Section 422 under the Code for "incentive stock options."

                              CERTAIN TRANSACTIONS

     The Company leases a service facility in New Brighton from Minnesota River Aviation Inc., a company wholly owned by Mr. Sadler, on a month to month basis, and it leases a warehouse facility in New Brighton from Minnesota River Television, Inc., which is also wholly owned by Mr. Sadler, through March 31, 1998. The Company paid aggregate rentals of approximately $86,000 to these two companies during the year ended June 30, 1995. The Company believes that these rentals, which have been approved by the independent directors of the Company, are fair and no less favorable to the Company than could have been obtained elsewhere.

                            APPOINTMENT OF AUDITORS

     The Board of Directors has appointed Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending June 30, 1996. A proposal to ratify that appointment will be presented at the annual meeting. Deloitte & Touche LLP and its predecessor have served as the Company's auditors since March 1981, and has no relationship with the Company other than that arising from its employment as independent auditors. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

     The Board of Directors recommends a vote FOR this proposal. If the appointment is not ratified by shareholders, the Board of Directors is not obligated to appoint other auditors, but the Board of Directors will give consideration to such unfavorable vote.

                     PROPOSALS FOR THE NEXT ANNUAL MEETING

     Any proposal by a shareholder to be presented at the next annual meeting must be received at the Company's principal executive offices, 160 First Street S.E., New Brighton, Minnesota 55112, not later than July 1, 1996.

                               By Order of the Board of Directors

                               Warren M. White, Secretary

Dated: October 6, 1995

     UPON WRITTEN REQUEST, DOTRONIX, INC. WILL FURNISH, WITHOUT CHARGE, TO PERSONS SOLICITED BY THIS PROXY STATEMENT, A COPY OF ITS REPORT ON FORM 10-K SB FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED JUNE 30, 1995. REQUESTS SHOULD BE ADDRESSED TO DOTRONIX, INC., 160 FIRST STREET S.E., NEW BRIGHTON, MINNESOTA 55112, ATTENTION: WARREN M. WHITE.



DOTRONIX, INC.
160 FIRST STREET S.E.
NEW BRIGHTON, MINNESOTA 55112

                                     PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement dated October 6, 1995, hereby appoints William S. Sadler and Warren M. White proxies (each with the power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote, as designated below, all common shares of Dotronix, Inc. which the undersigned is entitled to vote at the annual meeting of shareholders of Dotronix, Inc., to be held at 3:30 p.m. on Wednesday, November 8, 1995 on the sixth floor of the Minneapolis Marriott City Center, Minneapolis, Minnesota, and any adjournment thereof.

1.   ELECTION OF DIRECTORS.

[ ] FOR all nominees listed below
    (except as marked to the contrary below)

[ ] WITHHOLD AUTHORITY
    to vote for all nominees listed below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:)

      W. Sadler, R. Bergeson, R. Snow, E. Zeman, L. Daniel Kuechenmeister

2. PROPOSAL TO INCREASE THE NUMBER OF SHARES AVAILABLE UNDER THE 1989 STOCK OPTION AND RESTRICTED STOCK PLAN FROM 250,000 TO 500,000.

                   [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

3. PROPOSAL TO PROVIDE FOR AN AUTOMATIC ANNUAL GRANT OF 500 SHARES TO EACH NONEMPLOYEE DIRECTOR UNDER THE NONEMPLOYEE DIRECTOR STOCK OPTION PLAN AND TO EXTEND THE TERM OF THE PLAN TO SEPTEMBER 11, 1999.

                   [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

4. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP as the independent auditors for the Company for the fiscal year ending June 30, 1996.

                   [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

              (Continued and to be dated and signed on other side)


                          (Continued from other side)

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL DIRECTORS NAMED IN ITEM 1 AND FOR PROPOSALS 2, 3 AND 4.

PLEASE SIGN, DATE AND MAIL THIS PROXY STATEMENT IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.

Sign exactly as your name appears below; in the case of joint tenancy, both joint tenants must sign; fiduciaries please indicate title and authority.

                                                 Date: ___________________, 1995

                                                 _______________________________
                                                             Signature
                                                 _______________________________
                                                             Signature